Exhibit 99.1
October 3, 2005
FOR IMMEDIATE RELEASE
Washington Mutual Completes Acquisition of Providian Financial
     SEATTLE – Washington Mutual, Inc. (NYSE: WM), today announced the company has completed its acquisition of Providian Financial in a stock and cash transaction valued at approximately $6.1 billion. For each share of Providian common stock, Providian stockholders will receive 0.4005 shares of Washington Mutual common stock and $2.00 in cash.
     The transaction is expected to be accretive within a year on both a GAAP and cash basis.
     The acquisition brings together two of the nation’s leading retail financial services companies focused on serving middle market consumers, and strengthens Washington Mutual’s leadership position in the middle market customer segment. Providian CEO Joseph Saunders will continue to lead the credit card business from San Francisco as president of the new Washington Mutual Card Services Division reporting directly to Steve Rotella, Washington Mutual’s president and chief operating officer. Washington Mutual Card Services becomes the company’s fourth major business unit.
     “We’re excited to welcome the Providian team to the Washington Mutual family,” said Kerry Killinger, chairman and chief executive officer of Washington Mutual. “This is a transformational moment in the history of both companies and one that we believe will result in great things for our shareholders.”
     Washington Mutual has finalized plans for the introduction of a Washington Mutual-branded credit card over the next year, including a mid-October direct-mail marketing campaign to its customers. Providian customers will continue to use their existing Providian credit card as well as to utilize the same customer service contact telephone numbers.
About Washington Mutual
With a history dating back to 1889, Washington Mutual is a retailer of financial services that provides a diversified line of products and services to consumers and commercial clients. At June 30, 2005, Washington Mutual and its subsidiaries had assets of $323.53 billion. Washington Mutual currently operates more than 2,400 retail banking, mortgage lending, commercial banking and financial services offices throughout the nation. Washington Mutual’s press releases are available at www.wamunewsroom.com.

Forward Looking Statements
Statements contained in this press release which are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the benefits of the merger between Washington Mutual and Providian, its effect on Providian customers, the operation of Washington Mutual’s credit card business following the closing of the merger, and other statements identified by words such as “expects” or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of Washington Mutual’s and Providian’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of Washington Mutual and Providian. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Washington Mutual and Providian may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities and cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) adverse governmental or regulatory policies may be enacted; (5) competition from other financial services companies in Washington Mutual’s and Providian’s markets could adversely affect each company’s operating results and business plans, including plans to expand Providian’s card originations through Washington Mutual’s branches and other channels; and (6) general business and economic conditions, including movements in interest rates, which could adversely affect credit quality and loan originations and the costs or availability of funding. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the 2004 Annual Reports on Form 10-K of Washington Mutual and Providian filed with the Securities and Exchange Commission and available at the SEC’s Internet site (http://www.sec.gov). Neither Washington Mutual nor Providian undertakes any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made.
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Media Contact	Investor Relations Contact
Alan Gulick	Alan Magleby
Washington Mutual	Washington Mutual
206-377-3637	212-326-6019
alan.gulick@wamu.net	alan.magleby@wamu.net